Exhibit 99.1

TheStreet, Inc. Welcomes Betsy L. Morgan to its Board of Directors

NEW YORK (September 12, 2016) - TheStreet, Inc. (NASDAQ: TST), a leading financial news and information company, today announced the appointment of Betsy L. Morgan to its Board of Directors, effective immediately. Ms. Morgan has also been appointed to the Audit Committee and the Nominating and Governance Committee of the Board of TST. With the addition of Ms. Morgan, an independent director, the Board now has five of its seven directors whom are independent, a substantial majority of the Board.

“We are excited to welcome Betsy to the Board of Directors here at TheStreet,” said Larry Kramer, Chairman of the Board. “We believe Betsy’s background leading digital media, subscription and original content businesses will benefit TheStreet and our shareholders as we continue to execute on our business plan to be the leading financial information resource for investors and advisors while also creating shareholder value.”

Ms. Morgan, 48, is currently an Executive in Residence at Liontree Advisors, LLC, an advisory firm focused on technology, media and telecommunications. Prior to joining LionTree, Ms. Morgan served as CEO of TheBlaze Inc., a multi-platform network delivering news, information and entertainment. She joined TheBlaze in 2011 as President and Chief Strategy Officer. Ms. Morgan also served as the first CEO of The Huffington Post, where she led the award winning site to rapid audience and revenue growth. Prior to The Huffington Post, she spent ten years at CBS as Senior Vice President for CBS Interactive and the General Manager of CBSNews.com. Under Ms. Morgan’s leadership, CBSNews.com’s excellence was recognized with several industry awards. She is currently on the Board of Directors of Chartbeat, a web analytics company and CommerceHub, a provider of hosted integration, drop ship fulfillment, and product content management for multi-channel e-commerce merchants. Ms. Morgan holds a BA in Political Science and Economics from Colby College, where she currently serves on the Board of Trustees, and an MBA from Harvard Business School.

Woody Marshall, General Partner at TCV, said: “We are delighted that Ms. Morgan has joined the Board of Directors at TheStreet. We believe her background, experience and network are well aligned with the company’s objectives.”

Commenting on her appointment, Ms. Morgan said, “I am honored to serve on the Board of TheStreet at an exciting time of positive transition. I look forward to working collaboratively with rest of the Board to help position TheStreet to take advantage of opportunities to execute its business plan and create value for all shareholders.”

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About TheStreet

TheStreet, Inc. (www.t.st) is a leading independent digital financial information services company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide. The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, Action Alerts PLUS and MainStreet. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control, and through its BoardEx product, director and officer profiles. To learn more, visit www.thedeal.com and www.boardex.com. RateWatch provides rate and fee data from banks and credit unions across the U.S. for a wide variety of banking products. To learn more, visit www.rate-watch.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2016.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations

PIR Communications

415-309-0230

ir@thestreet.com

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